CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Jane Trust, Chief Executive Officer, and Christopher Berarducci, Principal Financial Officer of Legg Mason Global Asset Management Trust – Martin Currie Emerging Markets Fund (the “Registrant”), each certify to the best of their knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2021 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer Legg Mason Global Asset Management Trust—Martin Currie Emerging Markets Fund	Principal Financial Officer Legg Mason Global Asset Management Trust—Martin Currie Emerging Markets Fund

/s/ Jane Trust Jane Trust Date: May 20, 2021	/s/ Christopher Berarducci Christopher Berarducci Date: May 20, 2021

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.